UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2017

Synergy Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35268	33-0505269
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 2012

New York, NY 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 1, 2017, Synergy Pharmaceuticals Inc., as borrower (the “Company”), and Synergy Advanced Pharmaceuticals, Inc., as guarantor (“SAPI” and, together with the Company’s other subsidiaries from time to time party to the Loan Agreement (as defined below), the “Subsidiary Guarantors”), entered into a term loan agreement (the “Loan Agreement”) with the lender parties and CRG Servicing LLC, as administrative agent and collateral agent (“Agent”). The Company and SAPI are individually and collectively referred to herein as a “Loan Party” and the “Loan Parties,” as applicable.

The Loan Agreement provides for a $300.0 million term loan facility to the Company, $100.0 million of which was borrowed at closing (the “Initial Term Loan”). The Loan Agreement provides for future borrowings, subject to the satisfaction of certain financial and revenue milestones and other borrowing conditions as follows: (i) an additional $100.0 million on or before February 28, 2018 (the “Second Tranche Term Loan”), and (ii) up to two additional tranches of up to $50.0 million each on or before March 29, 2019 (together with the Initial Term Loan and the Second Tranche Term Loan, the “Term Loans”). The Company expects to use the proceeds of the Initial Term Loan and any remaining Term Loans for commercialization of its Trulance™ (plecanatide) product and general working capital and general corporate purposes, including fees, costs and expenses incurred in connection with the Loan Agreement. The Term Loans have a maturity date of June 30, 2025, unless earlier prepaid.

The Term Loans under the Loan Agreement bear interest at a rate equal to 9.50% per annum, with quarterly, interest-only payments until June 30, 2022, subject to extension through the maturity date upon the Company’s satisfaction of certain conditions. At the Company’s option, until June 30, 2019, a portion of the interest payments may be paid in kind, and thereby added to the principal.  Following, the interest-only period, the Term Loans will amortize in equal quarterly installments unless entirely payable at maturity.

The obligations under the Loan Agreement are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (i) all tangible and intangible assets of the Company and the Subsidiary Guarantors, except for certain customary excluded property, and (ii) all of the capital stock owned by the Company and Subsidiary Guarantors (limited, in the case of the stock of certain non-U.S. subsidiaries of the Company and certain U.S. subsidiaries substantially all of whose assets consist of equity interests in non-U.S. subsidiaries, to 65% of the capital stock of such subsidiaries, subject to certain exception).  The obligations under the Loan Agreement are guaranteed by SAPI and each of the Company’s future direct and indirect subsidiaries (other than certain subsidiaries whose guarantee would result in material adverse tax consequences, subject to certain exceptions).

The Loan Agreement contains customary affirmative covenants, including covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations. Further, the Loan Agreement contains customary negative covenants limiting the ability of the Company and its subsidiaries, among other things, to incur future debt, grant liens, make investments, make acquisitions, make certain restricted payments and sell assets, subject to certain exceptions. In addition, the Loan Agreement requires the Company to comply with a minimum market capitalization covenant, maintain its status as a national exchange listed public company, a daily minimum liquidity covenant and an annual revenue requirement based on the sales of Trulance.

The Term Loans may be prepaid by the Company at any time, subject to a prepayment premium of up to 40% of the principal amount, depending on the date of prepayment. Upon the occurrence of certain events relating to asset sales above a specified threshold or in the event of a change of control transaction, the Company may also be required to prepay all or a part of the outstanding principal and interest under the Loan Agreement in addition to the prepayment premium described above on the principal amount prepaid. Upon payment of the Term Loans at maturity or prepayment on any earlier date, a backend facility fee will apply to the amounts paid or prepaid.

The Loan Agreement provides for events of default, including: (i) failure by the Company to timely make payments of principal or interest due under the Loan Agreement; (ii) failure by the Company to make payments of any other obligation under the Loan Agreement and other related agreements within three business days of it being due and payable; (iii) misrepresentations or misstatements in any representation or warranty by any Loan Party when made; (iv) failure by the Loan Parties to comply with the covenants under the Loan Agreement and other related agreements; (v) defaults in respect of payment of other indebtedness of the Company and its subsidiaries above a certain amount; (vi) certain events of default or material breaches by any Loan Party under certain material contracts;  (vii) events of default or material breaches of other indebtedness of the Loan Parties above a certain amount; (viii) insolvency or bankruptcy-related events with respect to the Company or any of its subsidiaries; (ix) certain undischarged judgments or unsatisfied settlements against the Company or its subsidiaries above a specified amount; (x) certain ERISA-related events with respect to the Company or its subsidiaries above a specified amount; (xi) the occurrence of a Change of Control (as defined in the Loan Agreement), (xii) the occurrence of a Material Adverse Change (as defined in the Loan Agreement), (xiii) certain security interests or liens under the loan documents ceasing to be, or being asserted by any Loan Party not to be, in full force and effect above a specified amount, (xiv) certain injunctions prohibiting the sale of certain of the Company’s products and (xv) certain de-listing events with respect to the NYSE or NASDAQ. If one or more events of default occurs and continues beyond any applicable cure period, the Agent may, with the consent of the lenders holding a majority of the Term Loans and commitments under the facilities, or will, at the request of such lenders, terminate the commitments of the lenders to make further Term Loans available and declare all of the obligations of the Loan Parties to be immediately due and payable.

The foregoing description of the Loan Agreement is not intended to be complete and is qualified in its entirety by reference to the Loan Agreement, copies of which will be filed as Exhibits to the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017.  The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Loan Agreement. The omitted material will be included in the request for confidential treatment.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03                                           Material Modifications to Rights of Security Holders.

The information in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 8.01                                           Other Events.

On September 5, 2017, the Company issued a press release announcing that it has closed on a $300 million debt financing structured as senior secured loans from CRG LP, a healthcare focused investment firm, and its lender syndicate..  The press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)         Exhibits.

99.1   Synergy Pharmaceuticals Inc. Press Release dated September 5, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           September 5, 2017

SYNERGY PHARMACEUTICALS INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
President and Chief Executive Officer